UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2014

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

331 Newman Springs Road Building 1, Suite 104 Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-988-1988

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐☐☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐☐☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐☐☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective as of January 1, 2014, InterCloud Systems, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), consummated the acquisition of all of the outstanding capital stock of Integration Partners-NY Corporation, a New Jersey corporation (“IPC”).  As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2013, the acquisition of IPC was effected pursuant to the terms of a Stock Purchase Agreement, dated as of December 12, 2013 (the “IPC Agreement”), by and among the Company, IPC, and Barton F. Graf, Jr. (“Graf”), David C. Nahabedian (“Nahabedian”) and Frank Jadevaia (“Jadevaia”), as the sole shareholders of IPC (each of Graf, Nahabedian and Jadevaia, a “Seller” and collectively, the “Sellers”).  On January 1, 2014, we entered into an amendment to the IPC Agreement (the “Amendment”), pursuant to which, among other things, the IPC Agreement was amended to provide that one-third (1/3) of the amount of the purchase price to be placed in escrow would be in the form of shares of our common stock.  The purchase price for the acquisition is payable as follows:

•	an aggregate of $12,509,746.71 was paid to Nahabedian and Graf;

•	a convertible promissory note was issued to Jadevaia in the original principal amount of $6,254,873.36 (the “Jadevaia Note”);

•	45,676 shares of our common stock will be issued to Jadevaia or his designee(s);

•	5,886 shares of our common stock will be issued to each of Nahabedian and Graf or their respective designee(s); and

•
$941,593.84  was placed in escrow, and 47,080 shares of our common stock will be issued in the name of Jadevaia or his designee(s) and placed in escrow, with Christiana Trust, a division of Wilmington Savings Society, FSB, as escrow agent, securing the parties’ indemnification and certain other obligations under the IPC Agreement.

As additional earn-out consideration, pursuant to the terms of the IPC Agreement, as amended by the Amendment, we will pay to Jadevaia an amount equal to (i) the product of 0.6 multiplied by the EBITDA of IPC for the 12-month period beginning on January 1, 2014 (the “Forward EBITDA”), plus (ii) in the event that the Forward EBITDA exceeds the closing trailing-twelve-month EBITDA by 5.0% or more, an amount equal to 2.0 multiplied by this difference, which amount will be payable in cash, or at our election, shares of our common stock.

The Jadevaia Note accrues interest at the rate of 8% per annum, and all principal and interest accruing thereunder is due and payable on December 31, 2014.  At the election of Jadevaia, the Jadevaia Note is convertible into shares of our common stock at a conversion price of $16.99 per share (subject to equitable adjustments for stock dividends, stock splits, recapitalizations and other similar events).  Beginning on July 1, 2014, if our common stock is trading at a price of greater than or equal to $16.99 for ten consecutive trading days, we may elect to force the conversion of the Jadevaia Note.

The foregoing description of the Amendment and the Jadevaia Note does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreements, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein. The provisions of the Amendment and the Jadevaia Note, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

On January 2, 2014, we issued a press release announcing the closing of the IPC acquisition, a copy of which is filed herewith as Exhibit 99.1.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Items 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Stock Purchase Agreement, dated December 12, 2013, among InterCloud Systems, Inc., Integration Partners-NY Corporation, Barton F. Graf, Jr., David C. Nahabedian and Frank Jadevaia (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 18, 2013)

10.2	Amendment No. 1 to Stock Purchase Agreement, dated January 1, 2014, among InterCloud Systems, Inc., Integration Partners-NY Corporation, Barton F. Graf, Jr., David C. Nahabedian and Frank Jadevaia.

10.3	Convertible Promissory Note, dated January 1, 2014, issued by InterCloud Systems, Inc. in favor of Frank Jadevaia.

99.1	Press Release dated January 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2014	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Mark E. Munro
Name: Mark E. Munro
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Stock Purchase Agreement, dated December 12, 2013, among InterCloud Systems, Inc., Integration Partners-NY Corporation, Barton F. Graf, Jr., David C. Nahabedian and Frank Jadevaia (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 18, 2013)

10.2	Amendment No. 1 to Stock Purchase Agreement, dated January 1, 2014, among InterCloud Systems, Inc., Integration Partners-NY Corporation, Barton F. Graf, Jr., David C. Nahabedian and Frank Jadevaia.

10.3	Convertible Promissory Note, dated January 1, 2014, issued by InterCloud Systems, Inc. in favor of Frank Jadevaia.

99.1	Press Release dated January 2, 2014.